Exhibit 99.1

Axalta Releases First Quarter 2015 Results

  Net sales of $1.0 billion, an increase of 5.2% excluding negative currency translation versus Q1 2014
  Adjusted EBITDA of $182.0 million with an Adjusted EBITDA margin of 18.4%, an increase of 60 basis points versus 17.8% in Q1 2014
  Jiading, China expansion operational and ramping up with Light Vehicle volumes
  Successful completion by Carlyle of the sale of 66 million shares in two transactions (20 million via private placement to Berkshire Hathaway, Inc.), increasing our free float to approximately 55% of total market capitalization

PHILADELPHIA--(BUSINESS WIRE)--May 6, 2015--Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the first quarter ended March 31, 2015.

“We have started 2015 with a solid quarter that met our net sales and exceeded our Adjusted EBITDA expectations, in spite of significant currency headwinds on a sequential and year-over-year basis. The global automotive refinish markets remain stable and supportive, while growing global new vehicle production has offered us opportunities to expand our business rapidly in emerging economies. We remain focused on transforming Axalta into a growth platform while making solid progress on our existing and new cost and productivity initiatives,” said Charles Shaver, Axalta’s Chairman and Chief Executive Officer. “With a fundamentally stable economic backdrop, we look forward to meeting our financial goals for 2015 with the help of proactive and managed cost reductions and in spite of our expectation for ongoing currency headwinds.”

First Quarter Consolidated Financial Results

Net sales were $1.0 billion for the first quarter of 2015, an increase of 5.2% excluding negative foreign currency translation, or a decrease of 5.6% on an as-reported basis. Drivers of net sales growth included 4.8% volume increases, reflecting strong growth in all regions except EMEA, which saw a modest decline in the period largely from lower sales in Russia and Eastern Europe. Higher average selling prices contributed to a modest 0.4% net sales growth, while unfavorable currency translation reduced net sales by 10.8% primarily due to weakness of the Euro and certain currencies in Latin America compared to the U.S. dollar.

Adjusted EBITDA of $182 million for the first quarter of 2015 decreased 2.5% compared to the first quarter of 2014. The decline resulted from negative foreign currency translation and certain operating investments made to support future volumes across multiple regions, including the Jiading, China plant ramp-up. These factors were partially offset by strong volume and price effects. Adjusted EBITDA margin expanded 60 basis points to 18.4% from the year ago period, benefiting from cost reductions achieved over the last year and modest operating leverage.

Performance Coatings Results

The Performance Coatings segment generated net sales of $557.2 million during the first quarter of 2015, an increase of 2.5% excluding foreign currency impacts, and a decrease of 9.6% on an as-reported basis, compared to the first quarter of 2014. Increased volumes contributed 1.9% while higher average selling prices added 0.6% to net sales growth. These factors were more than offset by a 12.1% unfavorable currency translation impact. Net sales from our refinish end-market grew 2.7% on a constant currency basis compared to the first quarter of 2014, while our industrial end-market reported 1.9% growth excluding the impact of currency.

The Performance Coatings segment generated Adjusted EBITDA of $107.1 million, a decrease of 14.0% compared to the first quarter of 2014. This result reflected negative foreign currency translation on positive volumes and pricing growth contributions, offset by higher operating expenses from investments in growth initiatives. Performance Coatings segment Adjusted EBITDA margin of 19.2% reflected a 100 basis point decrease compared to the first quarter of 2014.

Transportation Coatings Results

The Transportation Coatings segment generated net sales of $432.0 million in the first quarter of 2015, an increase of 9.1% excluding foreign currency impacts, and essentially flat at 0.2% growth on an as-reported basis, compared to the first quarter of 2014. Volume and slightly higher average selling prices contributed 9.1% to net sales growth, while unfavorable currency translation reduced net sales by 8.9% compared to the prior year. Net sales from our light vehicle end-market grew by 7.4% on a constant currency basis compared to the first quarter of 2014. Our commercial vehicle end-market saw substantial net sales growth of 15.4% on a constant currency basis versus last year. Strong growth in light vehicle net sales in Asia Pacific and North America was offset in part by flatter performance in other regions. Strong heavy-duty truck volumes continue to drive solid double digit growth from all regions except EMEA, where a recovery has been slower to take shape to date.

The Transportation Coatings segment generated Adjusted EBITDA of $74.9 million, an increase of 20.4% compared to the first quarter of 2014. Adjusted EBITDA growth was driven by solid volume and price effects as well as productivity benefits from our operational improvement initiatives, partially offset by the negative impact of foreign currency translation. The Transportation Coatings segment generated an Adjusted EBITDA margin of 17.3%, an increase of 290 basis points compared to the first quarter of 2014.

Balance Sheet and Cash Flow Highlights

We ended the quarter with cash and cash equivalents of $222.9 million. Our net debt was $3,402.6 million as of March 31, 2015, which resulted in a first quarter Net Debt to Adjusted EBITDA ratio of 4.1x.

First quarter operating cash flow was a use of $98.7 million versus a use of $67.2 million in the year-ago quarter, reflecting normal seasonal working capital swings coupled with payments relating to transition-related activities incurred in 2014. We continue to expect solid operating cash flow for the full year 2015.

“Our financial flexibility remains excellent as of the end of the first quarter 2015,” said Robert Bryant, Axalta’s Executive Vice President and Chief Financial Officer. “We expect to generate solid free cash flow in 2015, while continuing to invest in high return productivity and expansion projects.”

2015 Outlook

We are reiterating our outlook for the full year 2015, including:

  Net sales growth of 5-7% in constant currency and flat to slightly down including the impact of currency;
  Adjusted EBITDA of $860-$900 million with an Adjusted EBITDA margin of approximately 20%; and
  Normalized effective tax rate of 27-29%, capital expenditures of approximately $150 million, and net working capital of 13-15% of net sales.

Conference Call Information

As previously announced, Axalta will hold a conference call to discuss its first quarter 2015 financial results on Wednesday May 6th, at 8:00 a.m. EDT. The U.S. dial-in phone number for the conference call is (877) 407-0784 and the international dial-in number is +1 (201) 689-8560. A live webcast of the conference call will also be available online at http://ir.axaltacs.com. For those unable to participate in the conference call, a replay will be available through May 20, 2015. The U.S. replay dial-in phone number is (877) 870-5176 and the international replay dial-in number is +1 (858) 384-5517. The replay passcode is 13607627.

Cautionary Statement Concerning Forward-Looking Statements

This release may contain certain forward-looking statements regarding Axalta and its subsidiaries including those relating to 2015 demand trends, net sales growth, Adjusted EBITDA, effective tax rate, free cash flow, capital expenditures and net working capital. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including EBITDA, Adjusted EBITDA and Net Debt. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Our use of the terms EBITDA, Adjusted EBITDA and Net Debt may differ from that of others in our industry. EBITDA, Adjusted EBITDA and Net Debt should not be considered as alternatives to net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. EBITDA, Adjusted EBITDA and Net Debt have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

About Axalta Coating Systems

Axalta is a leading global company focused solely on coatings and providing customers with innovative, colorful, beautiful and sustainable solutions. From light OEM vehicles, commercial vehicles and refinish applications to electric motors, buildings and pipelines, our coatings are designed to prevent corrosion, increase productivity and enable the materials we coat to last longer. With more than 150 years of experience in the coatings industry, the 12,600 people of Axalta continue to find ways to serve our more than 120,000 customers in 130 countries better every day with the finest coatings, application systems and technology. For more information visit axaltacoatingsystems.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2015	2014
Net sales	$989.2	$1,047.4
Other revenue	8.3	7.0
Total revenue	997.5	1,054.4
Cost of goods sold	649.8	703.5
Selling, general and administrative expenses	213.0	246.7
Research and development expenses	12.9	11.3
Amortization of acquired intangibles	20.0	21.1
Income from operations	101.8	71.8
Interest expense, net	50.0	59.0
Other expense, net	3.9	4.5
Income before income taxes	47.9	8.3
Provision for income taxes	1.2	12.0
Net income (loss)	46.7	(3.7)
Less: Net income attributable to noncontrolling interests	1.6	0.6
Net income (loss) attributable to controlling interests	$45.1	$(4.3)
Basic net income (loss) per share	$0.20	$(0.02)
Diluted net income (loss) per share	$0.19	$(0.02)
Basic weighted average shares outstanding	229.8	229.1
Diluted weighted average shares outstanding	237.0	229.1

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$222.9	$382.1
Restricted cash	2.8	4.7
Accounts and notes receivable, net	833.0	820.4
Inventories	541.3	538.3
Prepaid expenses and other	82.6	62.9
Deferred income taxes	68.2	64.5
Total current assets	1,750.8	1,872.9
Property, plant and equipment, net	1,411.7	1,514.1
Goodwill	916.8	1,001.1
Identifiable intangibles, net	1,246.8	1,300.0
Deferred financing costs, net	86.8	91.0
Other assets	485.5	473.7
Total assets	$5,898.4	$6,252.8
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$458.3	$494.5
Current portion of borrowings	41.6	40.1
Deferred income taxes	6.4	7.3
Other accrued liabilities	291.7	404.8
Total current liabilities	798.0	946.7
Long-term borrowings	3,566.7	3,656.3
Accrued pensions and other long-term employee benefits	272.6	306.4
Deferred income taxes	190.6	208.2
Other liabilities	22.3	23.2
Total liabilities	4,850.2	5,140.8

Shareholders’ equity
Common shares, $1.00 par, 1,000.0 shares authorized, 229.8 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	229.8	229.8
Capital in excess of par	1,145.9	1,144.7
Accumulated deficit	(181.4)	(226.5)
Accumulated other comprehensive loss	(215.4)	(103.3)
Total Axalta shareholders’ equity	978.9	1,044.7
Noncontrolling interests	69.3	67.3
Total shareholders’ equity	1,048.2	1,112.0
Total liabilities and shareholders’ equity	$5,898.4	$6,252.8

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2015	2014
Operating activities:
Net income (loss)	$46.7	$(3.7)
Adjustment to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	72.6	81.1
Amortization of financing costs and original issue discount	5.0	5.2
Debt modification costs	—	3.1
Deferred income taxes	(17.2)	(15.1)
Unrealized loss on derivatives	1.2	3.1
Realized and unrealized foreign exchange losses, net	4.8	3.4
Stock-based compensation	1.8	1.8
Other non-cash, net	(1.1)	(4.9)
Decrease (increase) in operating assets and liabilities:
Trade accounts and notes receivable	(53.5)	(65.3)
Inventories	(25.9)	(28.3)
Prepaid expenses and other assets	(36.3)	1.9
Accounts payable	(1.0)	29.3
Other accrued liabilities	(91.1)	(76.9)
Other liabilities	(4.7)	(1.9)
Cash used for operating activities	(98.7)	(67.2)
Investing activities:
Acquisition of controlling interest in investment affiliate (net of cash acquired)	(3.2)	—
Purchase of property, plant and equipment	(31.5)	(50.2)
Restricted cash	1.8	(2.0)
Purchase of intangibles	—	(0.2)
Proceeds from sale of intangible assets	0.4	—
Proceeds from sale of affiliate	2.3	—
Cash used for investing activities	(30.2)	(52.4)
Financing activities:
Proceeds from short-term borrowings	1.5	16.7
Payments on short-term borrowings	(10.7)	(9.6)
Payments on long-term debt	(6.8)	—
Dividends paid to noncontrolling interests	(3.5)	(0.9)
Debt modification fees	—	(3.0)
Other financing activities	(0.2)	—
Cash provided by (used for) financing activities	(19.7)	3.2
Decrease in cash and cash equivalents	(148.6)	(116.4)
Effect of exchange rate changes on cash	(10.6)	(3.3)
Cash and cash equivalents at beginning of period	382.1	459.3
Cash and cash equivalents at end of period	$222.9	$339.6

NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

To supplement our financial information presented in accordance with U.S. GAAP, we use the following non-GAAP financial measures to clarify and enhance an understanding of past performance: EBITDA and Adjusted EBITDA. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain of these financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize Adjusted EBITDA as the primary measure of segment performance.

EBITDA consists of net income (loss) before interest, taxes, depreciation and amortization. Adjusted EBITDA consists of EBITDA adjusted for (i) non-operating income or expense, (ii) the impact of certain non-cash, nonrecurring or other items that are included in net income and EBITDA that we do not consider indicative of our ongoing operating performance and (iii) certain unusual or nonrecurring items impacting results in a particular period. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis.

We believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the terms EBITDA and Adjusted EBITDA may vary from that of others in our industry. These financial measures should not be considered as alternatives to income before income taxes, net income (loss), earnings (loss) per share or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance.

EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

  EBITDA and Adjusted EBITDA:
    do not reflect the significant interest expense on our debt, including the Senior Secured Credit Facilities and the Senior Notes;
    eliminate the impact of income taxes on our results of operations; and
    contain certain estimates for periods prior to the Acquisition of standalone costs;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements; and
  other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by using EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include income before income taxes, net income (loss), earnings (loss) per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The following table reconciles the net income (loss) to EBITDA and Adjusted EBITDA calculations discussed above to net income (loss) for the periods presented:

(Unaudited)	Three Months Ended March 31,
(In millions)	2015	2014
Net income (loss)	$46.7	$(3.7)
Interest expense, net	50.0	59.0
Provision for income taxes	1.2	12.0
Depreciation and amortization	72.6	81.1
EBITDA	170.5	148.4
Financing costs (a)	—	3.1
Foreign exchange remeasurement losses (b)	8.7	0.1
Long-term employee benefit plan adjustments (c)	0.2	2.3
Termination benefits and other employee related costs (d)	3.7	3.2
Consulting and advisory fees (e)	3.1	13.0
Transition-related costs (f)	—	13.9
Secondary offering costs (g)	1.4	—
Other adjustments (h)	(2.1)	2.8
Dividends in respect of noncontrolling interest (i)	(3.5)	(0.9)
Management fee expense (j)	—	0.8
Adjusted EBITDA	$182.0	$186.7

(a)	In connection with an amendment to the Senior Secured Credit Facilities in February 2014, we recognized $3.1 million of costs during the three months ended March 31, 2014.

(b)	Eliminates foreign exchange gains and losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies.

(c)	Eliminates the non-service cost components of long-term employee benefit costs.

(d)	Represents expenses primarily related to employee termination benefits, including our initiative to improve the overall cost structure within the European region, and other employee-related costs. Termination benefits include the costs associated with our headcount initiatives associated with cost saving opportunities that were related to our transition to a standalone entity and our Axalta Way cost savings initiatives in 2015.

(e)	Represents fees paid to consultants, advisors, and other third-party professional organizations for professional services rendered in conjunction with the transition from DuPont to a standalone entity during 2014. Amounts incurred for the three months ended March 31, 2015 primarily relate to our Axalta Way cost savings initiatives.

(f)	Represents charges associated with the transition from DuPont to a standalone entity, including branding and marketing, information technology related costs, and facility transition costs.

(g)	Represents costs associated with the Secondary Offering of our common shares by Carlyle that closed in April 2015.

(h)	Represents costs for certain unusual or non-operational (gains) and losses, including a $5.4 million gain recognized in 2015 resulting from the remeasurement of our previously held interest in an equity method investee upon the acquisition of a controlling interest, stock-based compensation, equity investee dividends, indemnity losses associated with the DPC acquisition, and loss (gain) on sale and disposal of property, plant and equipment.

(i)	Represents the payment of dividends to our joint venture partners by our consolidated entities that are not wholly owned.

(j)	Pursuant to Axalta’s management agreement with Carlyle Investment, for management and financial advisory services and oversight provided to Axalta and its subsidiaries, Axalta was required to pay an annual management fee of $3.0 million and out-of-pocket expenses. This agreement terminated upon completion of the IPO in November 2014.

CONTACT:
Axalta Coating Systems
Christopher Mecray, +1 215-255-7970
Christopher.Mecray@axaltacs.com